SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant   |X|
Filed by a party other than the Registrant   |_|


Check the appropriate box:
|_|   Preliminary Proxy Statement
|_|   Confidential, For Use of the Commission
      Only
      (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|X|   Definitive Additional Materials
|_|   Soliciting Material Under Rule 14a-12


                               MAYTAG CORPORATION
                   ------------------------------------------
                (Name of Registrant as Specified In Its Charter)

         --------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules
      14a-6(i)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies:

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        (2)  Aggregate number of securities to which transaction
             applies:

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        (3)  Per unit price or other underlying value of
             transaction computed pursuant to Exchange Act Rule
             0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4) Proposed maximum aggregate value of transaction:

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         (5)   Total fee paid:

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|_|   Fee paid previously with preliminary materials.


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|_|   Check box if any part of the fee is offset as provided by
      Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:

             ------------------------------------------------------
        (2)  Form, Schedule or Registration Statement No.:

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        (3)  Filing Party:

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        (4)  Date Filed:

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FORWARD-LOOKING STATEMENTS
This document includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transactions, expected cost savings and anticipated future financial operating performance and results, including estimates of growth. These statements are based on the current expectations of management of Maytag. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, with respect to the transaction with a group led by Ripplewood Holdings L.L.C. (1) Maytag may be unable to obtain shareholder approval required for the transaction; (2) Maytag may be unable to obtain regulatory approvals required for the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on Maytag or cause the parties to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied or the merger agreement may be terminated prior to closing; (4) Maytag may be unable to achieve cost-cutting goals or it may take longer than expected to achieve those goals; (5) the transaction may involve unexpected costs or unexpected liabilities; (6) the credit ratings of Maytag or its subsidiaries may be different from what the parties expect; (7) the businesses of Maytag may suffer as a result of uncertainty surrounding the transaction; (8) the industry may be subject to future regulatory or legislative actions that could adversely affect Maytag; and
(9) Maytag may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of Maytag are set forth in its filings with the Securities and Exchange Commission ("SEC"), which are available at www.maytagcorp.com. Maytag undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed transaction with an investor group led by private equity firm Ripplewood Holdings L.L.C., Maytag has filed a definitive proxy statement and may file other relevant documents concerning the proposed merger with SEC. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT AND THE OTHER RELEVANT DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MAYTAG AND THE PROPOSED TRANSACTION. Investors can obtain free copies of the definitive proxy statement as well as other filed documents containing information about Maytag at HTTP://WWW.SEC.GOV, SEC's Web site. Free copies of Maytag's SEC filings are also available on Maytag's Web site at www.maytagcorp.com.

PARTICIPANTS IN THE SOLICITATION
Maytag and its executive officers and directors and Ripplewood Holdings L.L.C., Triton Acquisition Holding and Triton Acquisition and their respective affiliates, executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Maytag's stockholders with respect to the proposed transaction. Information regarding the officers and directors of Maytag is included in its definitive proxy statement for its 2005 annual meeting filed with SEC on April 4, 2005. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, is set forth

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in the proxy statement and other materials filed or to be filed with SEC in connection with the proposed transaction.

On July 17, 2005, Maytag Corporation (the "Company") received a proposal from Whirlpool Corporation to acquire Maytag for $17.00 per share, of which at least 50% would be paid in cash and the balance in shares of Whirlpool common stock, conditioned on satisfactory completion of due diligence and negotiation of a mutually acceptable definitive merger agreement.

The following is the Whirlpool proposal:

[Whirlpool Letterhead]

     ADMINISTRATIVE CENTER o BENTON HARBOR, MICHIGAN 49022-2692

JEFF M. FETTIG
CHAIRMAN OF THE BOARD,
PRESIDENT AND
CHIEF EXECUTIVE OFFICER

                                          July 17, 2005


Mr. Ralph F. Hake
Chairman & CEO

Mr. Howard L. Clark, Jr.
Chairman, Special Committee of the Board of Directors

  Maytag Corporation
  403 West Fourth Street
  Newton, IA 50208


Dear Messrs. Hake and Clark:

     We are pleased to submit a proposal to acquire Maytag in a transaction that will provide your shareholders substantially greater value than your pending sale to the private equity consortium known as Triton. As you will appreciate, our proposal is based solely on our review of publicly available information about Maytag.

     We are proposing to acquire all of Maytag's outstanding shares by means of a merger providing Maytag shareholders consideration valued at $17 per Maytag share, of which at least 50% would be paid in cash and the balance in shares of Whirlpool common stock.

     Our proposal is demonstrably superior to Triton's, both financially and strategically. It will provide the immediate opportunity for your shareholders to realize substantially greater value for their shares -- a 21% premium over the Triton price. Moreover, your shareholders will have the opportunity to realize greater long-term value through the truly unique attributes of a Whirlpool-Maytag combination.

     As you know, we operate in a highly competitive marketplace where trade customers and consumers have a large and growing choice of brands, products and suppliers, including a growing number of foreign appliance companies. Together we can achieve substantial efficiencies that will deliver cost savings, increased innovation and better asset utilization. With these efficiencies, and Whirlpool's track record of -- and commitment to -- investing in innovation, quality and customer service, our combined company will be well positioned to offer great value to consumers and to trade customers. And as part of Whirlpool, we can ensure that Maytag remains a trusted brand for years to come.

     Our proposal represents a "Company Takeover Proposal" that clearly meets the standards set forth in Section 5.02(c) of the existing merger agreement. First, it is more favorable to Maytag shareholders from a financial point of view than the pending sale. Second, it is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of the proposal. Accordingly, it allows Maytag to provide us with due diligence and to participate in negotiations and discussions with us.

     Our proposal is subject to our satisfactory completion of due diligence and negotiation of a mutually acceptable definitive agreement. The August 19, 2005 date you just set for your shareholders meeting compels both of us to work to achieve a definitive agreement prior to that date. In this regard, we are prepared to execute a confidentiality agreement on the terms required by Section 5.02(c). We and our legal advisor, Weil Gotshal & Manges, our financial advisor, Greenhill & Co., and our business consultant, The Boston Consulting Group, are ready to immediately review the due diligence information you have provided to Triton and are currently providing to the Haier America consortium. We and our advisors also are ready to immediately negotiate a definitive merger agreement with you. We anticipate that our agreement will be based substantially on your existing merger agreement with Triton.

     Our understanding is that, because of the notice provisions of your agreement with Triton, we must be in a position to submit our firm offer no later than August 9, 2005 so that you will be in a position to terminate the agreement with Triton and enter into the superior merger agreement with Whirlpool prior to your shareholders meeting. We are prepared to meet this deadline. However, as each day forward is critically important to our doing so, your board must take action to permit us to begin our due diligence immediately.

     We trust you and Maytag's other directors will respond immediately and positively to our proposal. We look forward to working with you to achieve what will be a compelling transaction for the shareholders and customers of our two companies.

                                    Very truly yours,

                                    /s/ Jeff M. Fettig
                                    ----------------------------
                                    Jeff M. Fettig
                                    Chairman, President & CEO

cc:   The Board of Directors
      Maytag Corporation